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                                                                   EXHIBIT 10.18

                        TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (this "Agreement") is made and entered into as of December 17/18, 1997 by and between CyberCash, Inc., a corporation organized under the laws of the State of Delaware, USA, ("Licensor") and CyberCash GmbH, a corporation organized under the laws of the Federal Republic of Germany ("Licensee"). Capitalized terms used herein are defined in Section 13 of this Agreement.

Licensor owns certain software and other technology (the "Technology") that, under its name and marks, it uses to provide various payment services over the Internet and other computer networks (the "CyberCash Services" or the "Services"). CyberCash Inc.; Dresdner Bank AG, Frankfurt am Main and Landesbank Sachsen Girozentrale, Leipzig, (the "Joint Venturers") have formed Licensee as a joint venture to make use of the Technology to offer the CyberCash Services to financial institutions and merchants in the Federal Republic of Germany (the "Territory").

In consideration of the mutual promises set forth herein, Licensor and Licensee hereby agree as follows:

1.   License Grant.

     (a) License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the right (i) to use the Licensed Technology, including the Licensed Software, in the Territory for the purpose of providing the CyberCash Services to merchants and financial institutions in the Territory, (ii) to keep and maintain a back-up copy of the object code of the Licensed Software, and (iii) to use the trademarks and servicemarks licensed hereunder (as defined in Section 13) (the "Marks") to identify and promote the CyberCash Services, (iv) to sublicense the Licensed Software and the Marks, within the limits expressly provided herein, and (v) to copy the user documentation for the Licensed Technology and to provide the sublicensees with such copies. The Licensed Technology, including the Licensed Software, and Licensor's duties in connection with the licensing of the Licensed Technology are specified in Appendix B which forms an integral part of this Agreement. Any specifications necessary for the Phases 2-5 as outlined in sec. 1 of
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           the Appendix B will be agreed upon by the parties in good faith.
           The License includes the deliverables and services as described in Appendix B for Phases 1-4, however for localization work necessary in Phase 2 an additional reasonable fee will be charged.

      (b) Exclusivity. During the term of this Agreement or any renewal term, Licensor agrees that it will not, except as contemplated by this Agreement, provide the CyberCash Services, or grant a license to any other person to use the Licensed Technology to provide the Services, to merchants or financial institutions within the Territory.
           Subject to the foregoing, Licensee acknowledges that Licensor has the right to use and license the Licensed Technology anywhere in the world.

     (c) Sublicenses of Wallet and Merchant Software. Licensee shall have the right to sublicense, in object code form only, the Wallet Software and the Merchant Software, solely for the purpose of use in participating in the CyberCash Services in the Territory.

     (d)   Term and Extension.

           (i) Initial Term. The initial term of this Agreement shall be five years commencing on the date of this Agreement, unless earlier terminated in accordance with the provisions of this Agreement.

           (ii) Extension Terms. Licensee may, at its option, extend the license granted by this Agreement for an unlimited number of additional consecutive terms of five years, provided that Licensee gives Licensor written notice of its election to extend not less than 6 months nor more than 12 months before the end of the expiring term.

                   During each extension term the provisions of this Agreement shall apply except section 4. (a); no initial license fee shall be payable for any extension term.

           (iii) The parties acknowledge that business conditions in the market for electronic payment services are expected to change rapidly during the term of this Agreement and that changed conditions may make modifications to this Agreement desirable. Accordingly, the parties

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                   agree that, at the request of either of them, they shall
                   enter into good faith negotiations regarding modifications to the Agreement that may be required or desirable in the interest of fairness and the advancement of their mutual interests. Nothing in this paragraph shall be construed, however, to deprive the Licensee of the absolute right to extend this Agreement as provided in paragraph 1 (d) (ii), above.

     (e)   Source Code Escrow.

           (i) Upon the completion of the initial customization work, Licensor shall deliver the source code and all documentation for the Licensed Software to the Escrow Agent subject to an Escrow Agreement in substantially the form attached hereto as Appendix A ("Escrow Agreement"), which forms an integral part of this Agreement, and shall deposit with the Escrow Agent an actual copy of the source code and all documentation for the Licensed Software every six months, beginning on June 30th, 1998, unless the deposited material has been already exchanged against an upgrade during a foregoing six month period. Licensor and Licensee shall use their best efforts to enter into such an Escrow Agreement as soon as possible after the effective date of this Agreement.

           (ii) Whenever Licensor provides Licensee with an upgrade of the Licensed Software, Licensor shall within ten business days thereafter deposit with the Escrow Agent the source code and documentation for the upgrade.

           (iii) If, on June 30 or December 31 of any year, there have been no upgrades of the Licensed Software requiring a deposit of the upgraded software in accordance with the preceding section during the preceding six months but there have been minor changes, Licensor shall, within ten business days deposit the source code for the then-current version of the Licensed Software.

           (iv) All fees and expenses charged by the Escrow Agent will be borne by Licensee.
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           (v)     The source code (and documentation) shall be released from escrow to Licensee, temporarily or permanently, solely upon the occurrence during the term of this Agreement one of the following "Escrow Release Events" defined below:

                   (A) permanently, if Licensor becomes insolvent or admits insolvency or admits a general inability to pay its debts as they become due;

                   (B) permanently, if Licensor files a petition for protection under the Bankruptcy Code of the United States, or an involuntary petition in bankruptcy is filed against Licensor and is not dismissed within sixty days thereafter;

                   (C) permanently, if Licensor should commence proceedings to dissolve as a legal entity;

                   (D) temporarily, if Licensor proves unable or unwilling to carry out a reasonable customization request of Licensee upon Licensee's offer to pay reasonable compensation for such work and/or to provide within due course its Services according to Section 3 (a)
                           (I) of the Software Maintenance Agreement.

           (vi) Licensor hereby grants to Licensee all rights to modify and use the source code within the scope of the license granted by Section 1 of this Agreement upon occurrence of an Escrow Release Event.

           (vii) If Licensee desires to obtain the Source Code Escrow Package from the Escrow Agent upon the occurrence of a Release Event, then:

                   (A) Licensee shall comply with the procedures set forth in the Escrow Agreement to document the occurrence of the Release Event;

                   (B) Licensee shall maintain the source code in strict confidence and shall use and/or disclose it only in accordance with this Agreement;
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                   (C)     If the release is a temporary one, then Licensee
                           shall promptly return all released materials to the Escrow Agent when the circumstances leading to the release are no longer in effect; and


                   (D) Licensee shall promptly respond, fully and completely, to any and all requests for information from Licensor concerning Licensee's use or contemplated use of the source code and the names and affiliations of the individual(s) having access to the source code.

2.   Duties of Licensor.

     (a) Customization. Promptly after the execution of this Agreement Licensor shall commence making the modifications to the Licensed Technology necessary to permit its use within the Territory. This work shall be performed in accordance with the specifications set out in Appendix B. The modification work described in this Section shall not be considered a work for hire, and Licensor shall, subject to license granted in this Agreement, retain all rights of ownership in the Licensed Technology as so modified. However, Licensor may not use such modifications inside or outside the Territory without Licensee'' prior written consent. The acceptance testing shall be completed no later than February 1, 1998.

     (b) Operating Standards. In order to protect the reputation and goodwill of Licensor, to maintain uniform world-wide standards for the CyberCash Services and operations provided under the Marks and for the mutual benefit of Licensor and Licensee, Licensor shall provide Licensee with standards, procedures and policies for the performance and delivery of the Services; provided, however, that Licensee shall have no binding legal obligation to conform to such standards and policies.

     (c) Marks Usage Guidelines. Licensor shall provide Licensee with written and graphic guidelines for the correct reproduction, application and presentation of the Marks, which may include Mark specimens, samples of advertisements and clip art indicating color, proportion and format.
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     (d)   Training.  Licensor shall provide the employees and agents of
           Licensee with initial training sufficient to enable them to operate the CyberCash Services and until June 30th, 1998. The initial training shall include at least two, and as many as six, people and shall be provided at a location mutually agreeable to the parties and at no cost to Licensee other than the payment of the reasonable travel expenses of the persons who perform the training.
           Thereafter, Licensee shall pay Licensor for additional training at Licensor's standard hourly rates for such training, which are currently $125 per hour. Licensee agrees that Licensor may make reasonable adjustments in its hourly rates to account for inflation.

     (e) Software Maintenance and Network Service Support. During the term of this Agreement, Licensor shall provide maintenance releases, remote support and software defect corrections for the Licensed Technology and shall provide network service support for the operation of the Services all as more fully described in Appendix C hereto, which forms an integral part of this Agreement.

     (f) Software Upgrades. Licensor shall, during the term of this Agreement, provide Licensee with Software Upgrades to the Licensed Software developed by Licensor to keep pace with evolving technology and security standards. These upgrades shall be provided at no cost to Licensee other than the Annual Maintenance Fee provided in Appendix C.

     (g) New Services or Payment Instruments. Licensor shall offer to Licensee, the software and technology necessary to implement any new services or payment instruments not now part of the CyberCash Services (as of the date of this Agreement) but developed by Licensor in the future ("New Services"). The fees and terms and conditions for use of any New Services shall be negotiated by Licensee and Licensor in good faith, with the intent that they shall be fair to both parties and generally comparable to those of this Agreement.

3.   Duties of Licensee

     (a) Service Standards. Licensee acknowledges that the CyberCash Services are intended to be part of a global system and that the manner in which Licensee operates the Services in the Territory may reflect on the
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           reputation of Licensor and the Services as operated elsewhere.
           Accordingly, Licensee agrees to operate the Services so as to provide a high level of service to financial institutions, merchants, and consumers that use the Services and to follow such reasonable operating rules for the services as Licensor may establish from time to time in Agreement with Licensee to assure the quality of the services and protect their reputation.

     (b) Business Practices. Licensee shall not engage in any practice or activity that may damage or reflect unfavorably on the Marks or on the reputation of Licensor or the CyberCash Services, or which constitutes deceptive or unfair competition, consumer fraud or misrepresentation.

     (c) Legal Compliance. Licensee shall use its best efforts to comply, at its own expense, with all applicable laws, ordinances and regulations in the Territory.

4.   Fees and Royalties

     (a) Initial License Fee. Licensee shall pay Licensor a license fee of DM 3,600,000 payable in two installments of DM 2,500,000 at the execution of this agreement, and DM 1,100,000 when the following conditions are met cumulatively:

           (i) formal acceptance of the Licensed Technology under the Acceptance Test Plan as set out in Appendix D, which forms an integral part of this Agreement, and

           (ii) all necessary licenses are granted to Licensor, especially a validated license by the Department of Commerce in pursuance of its Export Administration Regulations with respect to the Export Control Classification Number 5D002, permitting the export to Germany of all items necessary to fulfill the obligations undertaken by Licensor under the provisions of
                   Section 6 (c) of Appendix C, and

           (iii) submission of a legal opinion at the request and expense of Licensee from the firm of Rogers & Wells to the effect that Licensor has obtained all licenses necessary to permit it to export the Licensed Technology, including the German Gateway Server.
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     (b)   Royalty.  Licensee shall pay Licensor annually a royalty of 10% of
           Licensee's revenues from transaction processing, from merchant fees, and from bank license fees (the "Royalty"). The obligation to pay the Royalty shall commence in the first year in which the Licensee is profitable (Sec. 275 para 1 Nr. 20 HGB) at the end of the fiscal year (or would be profitable but for deduction of the Royalty); provided that if the payment of the entire amount of the Royalty would cause the Licensee to sustain a loss for any year, the amount of the Royalty for that year shall be reduced by the amount necessary so that the Licensee shall not be unprofitable for that year.

     (c) Maintenance Fees and Expenses. Licensee shall pay Licensor an annual maintenance fee of $80,000 as provided in Appendix C.

     (d) Network Service Support Fee. Licensee shall pay Licensor a Network Services Support Fee after 1 January 1999 provided in Appendix C.

5.   Marks.

     (a) Ownership. Licensor is the owner of all right, title and interest in and to the Marks, and it has licensed Licensee to use and to sublicense the Marks.

     (b)   Use of Marks.

           (i) Licensee shall use the Marks only in the manner authorized and permitted by Licensor, and only in accordance with the written and graphic guidelines provided for the correct reproduction, application and presentation of the Marks.

           (ii) Licensee shall use the Marks only in connection with providing the CyberCash Services.

           (iii) Licensee shall identify Licensor, as the owner of the Marks in conjunction with the operation of the CyberCash Services.

           (iv) Licensee shall have the right to sublicense merchants and financial institutions to use the Marks in connection with their use of the
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                   CyberCash Services; provided that they shall agree to such reasonable rules governing the use of the Marks as Licensor may establish.

           (v) Licensor shall file and maintain trademark, trade name or fictitious name registrations in the appropriate jurisdictions within the Territory.

           (vi) Licensee shall promptly notify Licensor of any suspected infringement of, or challenge to, the validity, registration, or Licensor's ownership of the Marks, which occurs in the Territory, or elsewhere, should the Licensee become aware of such infringement or challenge.

           (vii) Licensee's use of the Marks pursuant to this Agreement does not give Licensee any ownership interest or other interest in or to the Marks, except the license granted in this Agreement. Any and all goodwill arising from Licensee's use of the Marks shall inure solely and exclusively to the benefit of Licensor, and upon expiration or termination of this Agreement and the license granted by it, no monetary amount shall be assigned as attributable to any goodwill associated with Licensee's use of the Marks.


6.   Patent Matters.

     (a) Patent Prosecution. Upon the request, and at the expense of Licensee, Licensor shall file and prosecute patent applications and maintain patents in the Territory relating to the Licensed Technology or any improvements made by Licensor.

     (b) Notice of Infringement. If Licensee becomes aware of any product or activity of any third party that involves infringement or violation of any Licensor patent or other proprietary right in the Territory, then Licensee shall promptly notify Licensor in writing of such infringement or violation. To the extent that it has the right to do so, Licensee may take such legal action as it shall deem necessary to protect its interest against an infringement or violation. Licensor may in its discretion take or not take
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           whatever action it believes is appropriate; if either party elects to take action to protect its interest in a patent, the other will fully cooperate therewith.

7.   Confidentiality.

     (a) Confidential Information. The parties acknowledge that they, their subsidiaries and affiliated companies are the owners of valuable trade secrets and other confidential information ("Confidential Information") and that they also from time to time obtain Confidential Information from others under license Agreements.

     (b) Non-Disclosure. All Confidential Information disclosed by one party to the other party in connection with this Agreement shall remain the property of and be deemed proprietary to the disclosing party. The receiving party agrees to receive Confidential Information in strict confidence, to hold Confidential Information solely and exclusively in accordance with the terms of this Agreement. Notwithstanding the preceding, no party to this Agreement shall be liable for disclosure or use of Confidential Information if the Confidential Information was properly in the public domain at the time it was disclosed or is publicly released in response to a subpoena, court order or other legal process.

     (c) Other Information. Each of the parties undertakes to treat also in strict confidence any other information relating to the business or other activities of the other party, the implementation of this Agreement or to any internal matters relating to the fulfillment of this Agreement, regardless of whether such information came to their knowledge before or in the course of or in connection with the contractual relationship under this Agreement, except if such information is generally known and has not become generally known through a breach of this covenant.

     (d) The obligation to maintain confidentiality shall continue to apply after this Agreement has come to an end.
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8.   Termination for Breach.

     (a) By Licensee. If Licensor is at any time in material breach of this Agreement, Licensee may give written notice of the breach. If Licensor has not cured the breach within 30 days, Licensee may terminate this Agreement; provided that, if the breach is not susceptible of cure within 30 days, Licensee may not terminate as long as Licensor is diligently pursuing a cure. Upon the effective date of any such termination, Licensee shall return all Licensor-owned equipment and software to Licensor at Licensor's expense. In addition, Licensor shall repay a percentage of the Initial License Fee. This percentage shall be equal to 50% if the material breach occurs during the first year of the term, 40% if in the second, 30% if in the third, 20% if in the fourth, 10% if in the fifth, and zero thereafter.

     (b) By Licensor. If Licensee is at any time in material breach of this Agreement, Licensor may give written notice of the breach. If Licensee has not cured the breach within 30 days, Licensor may terminate this agreement; provided that, if the breach is not susceptible of cure within 30 days, Licensor may not terminate as long as Licensee is diligently pursuing a cure. Upon the effective date of any such termination, Licensee shall return all Licensor-owned equipment and software at Licensee's expense.

     (c) Expenses. In the event of termination for breach, the terminated party shall also pay to the other party all reasonable expenses incurred by the party in connection with the enforcement of any of that party's rights hereunder, including necessary attorney's fees.

9.   Dispute Resolution.

     All disputes arising under or in connection with this Agreement including its validity shall be finally settled by an Arbitration Tribunal according to the Arbitration Agreement attached thereto as Appendix F without recourse to the ordinary courts of law. The Arbitration Tribunal shall apply the laws of the Federal Republic of German, without regard to its rules governing choice of law.
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10.  Warranties.

     (a) Warranty for Licensed Software. Licensor warrants that the Licensed Technology will permit the operation of the CyberCash Services in the Territory in accordance with the Functional Requirements Specification (Appendix B).


     (b) Other Corrections. The correction of any software errors and/or malfunctions which are not covered by Licensor's warranty, i.e. caused by improper use by the Licensee (or through the intervention of third parties or owing to force majeure) shall be provided by Licensor against an additional fee which will be calculated according to Licensor's generally applied hourly rates.

     (c) Guarantee of rights of use. The Licensor guarantees that it is entitled to grant the Licensee the rights of use transferred under this Agreement.

11.  Liability.

     (a) Liability of Licensor. Licensor shall not be liable by reason of any act or omission of Licensee in the performance of its business, or for any claim or judgment arising therefrom against Licensee.

     (b) Liability of Licensee. Licensee shall not be liable by reason of any act or omission of Licensor in the performance of its business, or for any claim or judgement arising therefrom against Licensor.


12.  Patent, Copyright and Trademark Indemnity.

     (a)   Indemnification by Licensor.  Subject to the provisions of this
           Section 12, Licensor shall at its expense, defend any action against Licensee to the extent such action is based on a claim that the use of the Licensed Technology or a component of the Licensed Technology as contemplated in this Agreement infringes a patent, copyright, trademark or other intellectual property right, and Licensor shall pay those damages or costs awarded against Licensee notifies Licensor promptly in writing of such action, Licensee gives Licensor sole control of the defense thereof (and any negotiations for settlement or compromise thereof as far as legally

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           possible), and Licensee cooperates in the defense thereof at
           Licensor's expense. If Licensed Technology or any component of the Licensed Technology becomes, or in Licensor's opinion is likely to become, the subject of a claim of infringement, then Licensee shall permit Licensor, at its option and expense, including all costs and expenses of Licensee either to (i) procure for Licensee the right to continue using the Licensed Technology or the infringing component of the Licensed Technology or (ii) replace or modify Licensed Technology or the infringing component of the Licensed Technology so that it becomes noninfringing. Licensee shall not incur any costs of expenses for the account of Licensor under or pursuant to this
           Section 12 (a) without Licensor's prior written consent.

     (b) Claims Based on Misuse or Modification. Licensor shall have no obligation to defend any action against Licensee to the extent such action is based upon a claim of infringement arising from (i) the use of the Licensed Technology or a component of the Licensed Technology by Licensee in a manner other than as specified or permitted by Licensor, (ii) the use of the Licensed Technology or a component of the Licensed Technology by Licensee in combination with other products, equipment, devices or software (including without limitation any application software produced by Licensee for use with the Licensed Technology or a component of the Licensed Technology) not supplied by Licensor if such infringement charge would have been avoided in the absence of such combination, or (iii) the alteration or modification of the Licensed Technology or a component of the Licensed Technology by Licensee (or by Licensor in compliance with specifications provided by Licensee) if such infringement charge would have been avoided in the absence of such alteration or modification.

     (c) Indemnification by Licensee. In the event an infringement action or claim is brought against Licensor which is based on the conduct of Licensee described in Section 12 (b) hereof, Licensee shall, (I) as far as legally possible and at its own expense, defend such action or claim and (ii) shall pay any and all damages and costs finally awarded against Licensor in connection with such action or claim, provided that Licensor notifies Licensee promptly, in writing, of such action or claim, Licensor gives Licensee sole control of the defense thereof (and any negotiations for
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           settlement or compromise thereof), and Licensor cooperates in the defense thereof, at Licensee's expense.

13.  Definitions

     "CyberCash Services" means the services enabling payments over the Internet and other computer networks now operated by Licensor and its affiliates under the Marks, together with any New Services subsequently developed by Licensor and licensed by the Licensee in accordance with this Agreement.

     "Escrow Agent" means Dresdner Brank AG,                            ,
     Frankfurt am Main, Germany, in its capacity as escrow agent under the Escrow Agreement.

     "Gateway Software" means a host-based software program that enables the operator to provide the CyberCash Services to merchants and consumers. In its current configuration, it enables the secure transport of credit card transaction data and the processing of small-value payments under the CyberCoin Service. It is anticipated that it will soon enable transactions using the Secure Electronic Transactions (SET) protocol, Version 1.0, as well as larger value payments using Licensor's PayNowservice.

     "Licensed Software" means the Gateway Software, the Wallet Software and the Merchant Software as customized by Licensor for Licensee for use in the Territory.

     "Licensed Technology" means the inventions (whether or not patentable), ideas, software, know-how and other proprietary trade secrets (including the Licensed Software) owned by Licensor and used in connection with the CyberCash Services.

     "Marks" means the trademarks and service marks used by Licensor now or during the term of this Agreement in connection with marketing and delivering the CyberCash Services. As of the date of this Agreement, the Marks include the service marks, "CyberCash", "CyberCoin", "PayNow", and the logo representing CyberCash set forth on Appendix E to this Agreement.

     "Merchant Software" means a host-based software program designed to be used by Internet merchants (or hosting services acting on behalf of Internet merchants) to accept payments using the CyberCash Services.
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     "New Services" shall mean services enabling the use of payment instruments other than: (1) Deutsch Mark CyberCoin, (2) electronic direct debit ("EDD"), and (3) SET Version 1.0, which are described in Appendix B.

     "Software Upgrade" shall mean a modification of the Licensed Software made for the purpose of correcting errors or defects, conforming to changes in operating systems, making minor changes in functionality to conform to government regulation, or otherwise making minor improvements that do not affect the core functionality as specified in Appendix B.

     "Territory" means the Federal Republic of Germany.

     "Wallet Software" means client-based software designed to permit consumers to make purchases over the Internet using the CyberCash Services.

14.  Miscellaneous Provisions.

     (a) Notices. All notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is sent in the manner provided in clause (c), or (c) when received by the addressee, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

           If to Licensee:

           CyberCash GmbH

           Jurgen-Ponto-Platz 1

           60301 Frankfurt

           Telecopier No.: 496926312403

           Attention:

           Stephan Muller
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           GB FI TIM

           Taunusstr. 22

           60301 Frankfurt


           If to Licensor:

           2100 Reston Parkway, Suite 430
           Reston, Virginia  22091
           Telecopier No.: (703) 264-5928
           Attention:  Bruce G. Wilson

     (c) Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable or transferable by either party hereto without the prior written consent of the other party hereto; provided that Licensor may assign the benefits of this Agreement to CyberCash, C.V., or another wholly-owned affiliate of Licensor

     (d) Entire Agreement; Amendment. This Agreement with the annexed Exhibits and Schedules sets forth the entire understanding between the parties relating to the subject matter contained herein and merges all prior discussions between them. No amendment to this Agreement shall be effective unless it is in writing and executed by the parties hereto.

     (e) Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement. The invalid term or provision shall be replaced by a valid provision, the economic sense of which shall be as close as possible to the invalid provision. The Agreement is governed by the law of the Federal Republic of Germany, without regard to its rules governing choice of law.

     (f) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.


IN WITNESS WHEREOF, the parties hereto have caused this Technology License and Maintenance Agreement to be duly executed, as of the date first above written.

                                        CYBERCASH, INC.

                                        By:     /s/ Bruce G. Wilson
                                           --------------------------------
                                        Name:  Bruce G. Wilson
                                        Title:  Executive Vice President
                                        Date:  18 December 1997

                                        CyberCash GmbH

                                        By:     /s/ Andreas Wanke
                                           --------------------------------
                                        Name:  Andreas Wanke
                                        Title:  Ab Geschaftsfuhrer
                                        Date:  17.12.1997

                                        By:     /s/ Stephan Muller
                                           --------------------------------
                                        Name:  Stephan Muller
                                        Title:  Geschaftsfuhrer
                                        Date:  18.12.1997